UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 22, 2005

JMAR Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-10515	68-0131180
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10905 Technology Place, San Diego, California		92127
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 946-6800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 22, 2005, JMAR's Microelectronics Division (JSI Microelectronics, Inc.) was awarded additional funding under an existing Letter Subcontract with General Dynamics Advanced Information Services, Inc. (GDAIS) in the amount of $400,000. Under the terms of the Letter Subcontract, JMAR will continue to enhance and maintain the semiconductor fabrication processes installed at the Defense Microelectronics Activity's Advanced Reconfigurable Manufacturing for Semiconductors foundry in Sacramento, California. The subcontract, originally issued in February, 2005, extends through February, 2006 when negotiations for a new contract are scheduled. The extension brings the total subcontract amount to $2.3 million.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 - Press Release issued on December 27, 2005 relating to additional funding of $400,000 to support the Defense Microelectronics Activity's semiconductor operations.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JMAR Technologies, Inc.

December 29, 2005	By:	Dennis E. Valentine

Name: Dennis E. Valentine
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued on December 27, 2005 relating to additional funding of $400,000 to support the Defense Microelectronics Activity's semiconductor operations.